Exhibit 4.3

EXHIBIT A

[FACE OF SECURITY]

No.	CUSIP

[ISIN ]

NEUROBIOLOGICAL TECHNOLOGIES, INC.
Senior Secured Note

Neurobiological Technologies, Inc. a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company”), which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to             , or registered assigns, the principal sum of [            ] United States Dollars ($) on January 15, 2008 (subject to modification only pursuant to the terms of the Indenture) and to pay interest at the rate of 15% or at such other rate as is set forth in the Indenture, computed on the basis of a 360-day year comprised of twelve 30-day months and, if unpaid, will compound monthly, payable in accordance with the terms of the Indenture. Payment of the principal of, and other amounts on, this Security shall be made at the office or agency of the Company in the city and state of New York, maintained for that purpose, which shall be the Corporate Trust Office of the Trustee, or at any other office or agency permitted by the Indenture, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. All capitalized terms used herein without definition shall have their respective meanings set forth in the Indenture.

The Issue Date of this Security is September     , 2007.

Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, the right of the Holder of this Security to require the Company to repurchase this Security, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

THIS SECURITY IS ALSO SUBJECT TO PREPAYMENT IN WHOLE OR IN PART AT ANY TIME AT THE OPTION OF THE COMPANY. ACCORDINGLY, THE AMOUNT OF PRINCIPAL SHOWN ON THE FACE OF THIS SECURITY MAY NOT REPRESENT THE ACTUAL PRINCIPAL DUE OR PAYABLE. FOR A STATEMENT OF THE PRINCIPAL ACTUALLY DUE, PLEASE CONTACT THE TRUSTEE, ATTENTION RICHARD PROKOSCH AT (651) 495-3918.

FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. HOLDERS MAY OBTAIN THE INFORMATION REQUIRED UNDER TREASURY REGULATIONS SECTION 1.1275-3(B) WITH RESPECT TO THIS NOTE BY CALLING THE COMPANY’S CORPORATE CONTROLLER AT (858) 410-4600.

ANY TRANSFER OF ALL OR PART OF A SECURITY MAY BE AFFECTED ONLY BY REGISTRATION OF SUCH TRANSFER ON THE REGISTER KEPT BY THE SECURITY REGISTRAR.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

NEUROBIOLOGICAL TECHNOLOGIES, INC.

Date:	By:
Title:

This is one of the Senior Secured Notes described in and entitled to the benefit of the Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Authorized Signatory

[REVERSE OF SECURITY]

This Security is one of a duly authorized issue of Securities of the Company, designated as its Senior Secured Notes (the “Securities”), all issued or to be issued under and pursuant to an Indenture, dated as of September __, 2007, as supplemented by the First Supplemental Indenture dated as of September __, 2007 (as supplemented, the “Indenture”), between the Company and U. S. Bank National Association (the “Trustee” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. All capitalized terms used herein without definition shall have their respective meanings set forth in the Indenture.

1. Interest Rate. Interest on the Securities shall be payable monthly in arrears on each Interest Payment Date to Holders of record on the Record Date immediately preceding such Interest Payment Date. Interest on the Securities shall accrue at a rate of 15% per annum, subject to adjustment as provided in the Indenture. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and, if unpaid, will compound monthly. Interest on the Securities shall accrue from the most recent date to which interest has been paid, or if no interest has been paid, from September __, 2007, until the Principal Amount is paid or duly made available for payment. Interest shall be payable on each Interest Payment Date and on the Maturity in cash.

2. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

3. Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Neurobiological Technologies, Inc.

2000 Powell Street, Suite 800

Emeryville, California 94608

Attention: Chief Financial Officer

4. Discharge Prior to Maturity. The Company may prepay the principal and interest of the Securities, in whole or in part at any time, without penalty or premium, provided that all interest due on the Securities has been paid through the preceding Interest Payment Date. Payment of any amount paid as a prepayment will be made in accordance with the procedures under Section 3.04(c) in the Indenture. Any prepayment must also include payment of all interest accrued through the date the payment is made to the Trustee under Section 3.04(c) of the Indenture on the principal being prepaid.

5. Denominations; Transfer; Exchange. The Securities are issuable only in registered form in denominations of $1,000 and any integral multiple of $1,000 above that amount, as provided in the Indenture and subject to certain limitations therein set forth. The Securities are exchangeable for a like aggregate Principal Amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same

6. Remedies for Events of Default. If an Event of Default, as defined in the Indenture, occurs and is continuing, subject to the provisions of Article Eleven of the Indenture, the Trustee or the Required Holders may declare all the Securities to be immediately due and payable. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of at least a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

7. Persons Deemed Owners. A registered Holder of a Security may be treated as its owner for all purposes.

8. Unclaimed Money. If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

9. Amendment; Supplement; Waiver.

Subject to certain exceptions described in the Indenture, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially adversely affect the rights of any Holder.

10. Successor Persons. When a successor person or other entity assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor person will be released from those obligations.

11. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.

12. No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Securities or under the Indenture or for any claim based on, in respect of, or by reason of, such obligation or their creation. Each Holder, by accepting a Security, waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Securities.

13. Authentication. This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

14. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and the Trustee may use CUSIP numbers in notices to Holders as a convenience. No representation is made as to the accuracy of such number either as printed on the Securities or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= Tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

(Insert Assignee’s Social Security or Tax I.D. No.)

(Please print or typewrite name and address including zip code of assignee)

this Security and all rights thereunder and hereby irrevocably appoints:

to transfer this Security on the books of the Company with full power of substitution in the premises.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)